As filed with the Securities and Exchange Commission on April 22, 1999.
                                         Registration No.  333-
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    Form S-8
                            REGISTRATION STATEMENT
                                     Under
                         The Securities Act of 1933

                       INLAND REAL ESTATE CORPORATION
             (Exact name of registrant as specified in its charter)

             Maryland                          36-3953261
    (State or other jurisdiction of         (I.R.S. Employee
    Incorporation or organization)         Identification No.)

                            2901 Butterfield Road
                          Oak Brook, Illinois  60523
                               (630) 218-8000
    (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

  AMENDED AND RESTATED INLAND REAL ESTATE CORPORATION INDEPENDENT DIRECTOR
                              STOCK OPTION PLAN
                             (Full Title of Plan)

                                ROBERT H. BAUM
                       INLAND REAL ESTATE CORPORATION
                             2901 Butterfield Road
                           Oak Brook, Illinois  60523
                                (630) 218-8000

          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                With a Copy to:
                            MICHAEL J. CHOATE, ESQ.
                            SHEFSKY & FROELICH LTD.
                     444 North Michigan Avenue, Suite 2500
                            Chicago, Illinois 60611
                                 (312) 527-4000

        Approximate date of commencement of proposed sale to the public:
          As soon as practicable after this Registration Statement has become effective.


                         CALCULATION OF REGISTRATION FEE


Title of secur-    Amount         Proposed       Proposed maximum   Amount of
 ities to be       to be      maximum offering  aggregate offering  registration
 registered     registered(2)  price per share       price (2)      fee (2)(3)

Shares of common    50,000          $ 9.05             $ 452,500        $ 126
stock, $.01 par
value per share (1)(2)

TOTAL               50,000          $ 9.05             $ 452,500        $ 126



(1) Represents shares of common stock which are issuable pursuant to the exercise of options granted under the Amended and Restated Inland Real Estate Corporation Independent Director Stock Option Plan.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares of Common Stock of the Company as may be issued upon the antidilution provisions contained in the Amended and Restated Inland Real Estate Corporation Independent Director Stock Option Plan.
(3) Pursuant to Rule 457(h), the fee is calculated on the basis of the price at which the options may be exercised.

                               TABLE OF CONTENTS

                                                                         Page


Item 1.  Plan Information                                                  2

Item 2.  Registrant Information and Employee Annual Information            2

Item 3.  Incorporation of Documents by Reference                           2

Item 4.  Description of Securities                                         2

Item 5.  Interests of Named Experts and Counsel                            2

Item 6.  Indemnification of Directors and Officers                         3

Item 7.  Exemption from Registration Claimed                               3

Item 8.   Exhibits                                                         4

Item 9.  Undertakings                                                      4




                                    PART I

Item 1.   Plan Information

          Information required by Part I of Form S-8 to be contained in a
     Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").

Item 2.   Registrant Information and Employee Annual Information

          The documents set forth in Item 3 of Part II of this Registration Statement are incorporated by reference in the Section 10(a) prospectus and along with copies of the Amended and Restated Inland Real Estate Corporation Independent Director Stock Option Plan (the "Plan") and are available without charge, upon written or oral request from the Company. Requests should be directed to Roberta S. Matlin, 2901 Butterfield Road, Oak Brook, Illinois 60523, (630-218-8000).


                                    PART II

Item 3.   Incorporation of Documents by Reference

          The following documents filed with the Securities and Exchange Commission by the Registrant are hereby incorporated by reference in this Registration Statement and made a part thereof as of their respective filing dates:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

     2. The description of the Registrant's Shares of common stock which is contained in the Registrant's Registration Statement on Form 8-A dated April 26, 1996 filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating the description.

     3. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes this statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          Not Applicable

Item 5.   Interests of Named Experts and Counsel

          Not Applicable

Item 6.   Indemnification of Directors and Officers

          The Company's Second Articles of Amendment and Restatement and Bylaws authorize it, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, to indemnify and pay or reimburse reasonable expenses to: any Director, Advisor or Affiliate (each an "Indemnified Party"), provided, that: (i) the Director, Advisor or Affiliate have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Director, the Advisor or Affiliate were acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and
     (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders. The Company shall not indemnify a Director, the Advisor or Affiliate for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

     The Company may advance amounts to the Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the indemnified party receiving such advances undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

     The Company shall have the power to purchase and maintain insurance on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the Articles.

     Neither the amendment nor the adoption of any other provision of the Articles or the Bylaws shall apply to or affect in any respect the applicability of indemnification with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     To the extent that the indemnification may apply to liabilities arising under the Act, the Company has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed

          Not Applicable

Item 8.   Exhibits

          The Exhibits to this Registration Statement are listed in the
     Exhibit Index on Page 7 of this Registration Statement, which Index is incorporated herein by reference. The Registrant hereby undertakes, if necessary, to submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to modify the Plan.

Item 9.   Undertakings

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain ungranted at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois on the 20th day of April, 1999.

                          INLAND REAL ESTATE CORPORATION

                          By: /s/  Robert D. Parks
                          Robert D. Parks
                          President, Chief Executive Officer, Chief Operating Officer and Chairman of the Board of Directors

                                POWER OF ATTORNEY

     We, the undersigned, do hereby severally constitute and appoint Robert
D. Parks and Roberta S. Matlin, and each or either of them, our true and lawful attorneys and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement (including post-effective amendments) and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                             Title                    Date

/s/  G. Joseph Cosenza         Director                        April 20, 1999
G. Joseph Cosenza

/s/  Kelly Tucek               Secretary, Treasurer and        April 20, 1999
Kelly Tucek                    Chief Financial Officer
                               (Principal Accounting Officer)

/s/  Joel G. Herter            Director                        April 20, 1999
Joel G. Herter

/s/  Heidi N. Lawton           Director                        April 20, 1999
Heidi N. Lawton

/s/  Roland W. Burris          Director                        April 20, 1999
Roland W. Burris





329720-3

                                 EXHIBIT INDEX


Exhibit No.        Description of Exhibit

4 Amended and Restated Inland Real Estate Corporation Independent Director Stock Option Plan

5              Opinion of Shapiro and Olander

23.1           Consent of KPMG LLP

23.2 Consent of Shapiro and Olander (included in the opinion filed as Exhibit 5 to this Registration Statement)

24 Power of Attorney (included on the signature page for this Registration Statement)





                                   EXHIBIT 4


                             AMENDED AND RESTATED
                       INLAND REAL ESTATE CORPORATION
                    INDEPENDENT DIRECTOR STOCK OPTION PLAN





                             AMENDED AND RESTATED
                        INLAND REAL ESTATE CORPORATION
                    INDEPENDENT DIRECTOR STOCK OPTION PLAN

                                  ARTICLE I
                                   GENERAL

1.1  PURPOSE:

     Inland Real Estate Corporation, a Maryland corporation (the "Corporation"), hereby adopts this Independent Director Stock Option Plan (the "Plan"). The purpose of the Plan is to foster and promote the long-term financial success of the Corporation by attracting and retaining outstanding non-employee directors by enabling them to participate in the Corporation's growth through the granting of Options (as defined in Article II) which entitle them to purchase shares of the Company's common stock, par value $0.01 per share ("Common Stock").

1.2  PARTICIPATION:

     Only directors of the Corporation who at the time an Option is granted meet the following criteria ("Directors") shall receive an Option under the
Plan: (a) the director is not, and has not been for at least two years, an employee or officer of the Corporation or any subsidiary of the Corporation; and (b) the director is a "disinterested person" as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar rule which may subsequently be in effect ("Rule 16b-3").

1.3  SHARES SUBJECT TO THE PLAN:

     Shares of Common Stock to be issued upon exercise of Options granted under the Plan may be in whole or in part from authorized but unissued shares or treasury shares of the Corporation's Common Stock. A maximum of 50,000 shares of Common Stock (the "Plan Maximum") may be issued for all purposes under the Plan (subject to adjustment pursuant to Section 3.2). Any shares of Common Stock reserved for issuance under Options which for any reason are canceled or terminated without having been exercised shall not be counted in
determining whether the Plan Maximum has been reached.   Options for
fractional shares shall not be granted.

1.4  GENDER AND NUMBER:

     Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


                                  ARTICLE II
                             STOCK OPTION AWARDS

2.1  AWARD OF STOCK OPTIONS:

     Effective on the later of the date on which a Director becomes a member of the Board of Directors with the Company or October 14, 1994, each Director who satisfies the conditions set forth in Section 1.2 will automatically be awarded a stock option (an "Initial Option" or the "Initial Options") under the Plan to purchase 3,000 (subject to adjustment pursuant to Section 3.2) shares of Common Stock. Effective on the date of each Annual Meeting, commencing with the Annual Meeting in 1995, each Director then in office who satisfies the conditions set forth in Section 1.2 will automatically be awarded a stock option (a "Subsequent Option" or the "Subsequent Options", collectively with the "Initial Options" referred to herein as an "Option" or "Options") to purchase 500 (subject to adjustment pursuant to Section 3.2) shares of Common Stock. The Options are not intended to qualify as "incentive stock options" as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

2.2  STOCK OPTION CERTIFICATES:

     The award of an Option shall be evidenced by a certificate executed by an officer of the Corporation.

2.3  OPTION PRICE:

     The purchase price of Common Stock (the "Option Price") under each Initial Option granted shall be the Fair Market Value (as defined in Section 3.5) of the Common Stock on the date of the grant, which, until the earlier of (i) the termination of the Company's offering of Common Stock which commenced on October 14, 1994 or (ii) October 14, 1996 (the "Initial Offering Period), shall be $9.05. The Option Price under each Subsequent Option granted on the date of any Annual Meeting shall be the Fair Market Value of the Common Stock on the last business day preceding the date of the Annual Meeting, provided however that during the Initial Offering Period the Option Price shall be $9.05.

2.4  EXERCISE AND TERM OF OPTIONS:

     (a) Options may be exercised by the delivery of written notice of exercise and payment of the aggregate Option Price for the shares to be purchased to the Corporate Secretary of the Corporation. The Option Price may be paid in cash (including check, bank draft or money order) or, unless in the opinion of counsel to the Corporation to do so may result in a possible violation of law, by delivery of Common Stock already owned by the Director, valued at Fair Market Value on the date of the exercise. As soon as practicable after receipt of each notice and full payment, the Corporation shall deliver to the Director a certificate or certificates representing the acquired shares of Common Stock.
     (b) Each certificate for Shares issued upon exercise of an Option, unless at the time of exercise such Shares are registered with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), shall bear the following legend:

     NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THESE SHARES SHALL BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.


          Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act of the securities represented thereby) shall also bear the above legend unless, in the opinion of such counsel as shall be reasonably approved by the Company, the securities represented thereby need no longer be subject to such restrictions.

     (c) A Director's Initial Option shall become exercisable: (i) 1,000 shares on the date of grant, (ii) 1,000 shares on the first anniversary of the date of grant, and (iii) 1,000 shares on the second anniversary of the date of grant (subject to Section 3.1) and shall continue to be exercisable until the first to occur of the tenth anniversary of the date of grant or three months following the date the Director ceases to be a Director. Each of a Director's Subsequent Options shall become exercisable on the second anniversary of the date on which the Subsequent Option(s) was granted (subject to Section 3.1) and shall continue to be exercisable until the first to occur of the tenth anniversary of the date on which the Subsequent Option(s) was granted or three months following the date the Director ceases to be a Director. In the event that the death or disability of the Director occurs, all outstanding Options will be exercisable by the Director (or his legal representative or designated beneficiary) for one year following the Director's death or disability, provided, however, if the Option is exercised within the first six months after it becomes exercisable, any shares of Common Stock issued on such exercise may not be sold until the six month anniversary of the date of the grant of the Option.

     (d) Notwithstanding any other terms or provisions herein to the contrary, no Option may be exercised if such exercise would jeopardize the Corporation's status as a real estate investment trust under the Code.

                                ARTICLE III
                         MISCELLANEOUS PROVISIONS

3.1  NONTRANSFERABILITY; BENEFICIARIES:

     No Option awarded under the Plan shall be transferable by the Director otherwise than by will or, if the Director dies intestate, by the laws of descent and distribution. All Options shall be exercisable during the Director's lifetime only by the Director or his legal representative. Any transfer contrary to this Section 3.1 will nullify the Option. In the event of a Director's death prior to the exercise of any Options which were then exercisable, such Options may be exercised within one year after the Director's death (regardless of the expiration date of such Options under Section 2.4(b)) by the Director's beneficiary, designated as provided below or, in the absence of any such designation, his estate. Each Director may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) who may exercise such Options. Each designation will revoke all prior designations by such Director, will be in writing and will be effective only when filed with the Corporate Secretary of the Corporation during his lifetime.

3.2  ADJUSTMENT UPON CERTAIN CHANGES:


     (a) If the outstanding shares of Common Stock are (i) increased, decreased, or (ii) changed into, or exchanged for, a different number or kind of shares or securities of the Corporation, through a reorganization or merger in which the Corporation is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to an Option. A corresponding adjustment to the consideration payable with respect to all Options granted prior to any such change shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Option not exercised but with a corresponding adjustment in the price for each share.

     (b) Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation or upon sale of all or substantially all of the Corporation's property, the Plan shall terminate, and any outstanding Options shall terminate and be forfeited. Notwithstanding the foregoing, the Board of Directors may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Options theretofore granted or the substitution by such corporation for such Options of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of the Plan by such successor corporation in which event the Plan and the Options shall continue in the manner and under the terms so provided; or (iii) for the payment in cash or shares of Common Stock in lieu of and in complete satisfaction of such Options.

3.3  AMENDMENT, SUSPENSION AND TERMINATION OF PLAN:

     The Board of Directors may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any Options thereunder shall conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Corporation or the Directors to enjoy the benefits of any change in applicable laws or regulations, or in any other respect the Board of Directors may deem to be in the best interests of the Corporation; provided, however, that no such amendment shall, without stockholder approval to the extent required by law, agreement or the rules of any exchange upon which the Common Stock may be listed or national market on which it may be traded: (a) except as provided in Section 3.2, materially increase the number of shares of Common Stock which may be issued under the Plan; (b) materially modify the requirements as to eligibility for participation in the Plan; (c) materially increase the benefits accruing to Directors under the Plan; or (d) extend the termination date of the Plan. No such amendment, suspension or termination shall: (x) impair the rights of Directors under any outstanding Option without the consent of the Directors affected thereby; or (y) make any change that would disqualify the Plan, or any other plan of the Corporation intended to be so qualified, from the exemption provided by Rule 16b-3. No provision of the Plan which states the amount and price of securities to be awarded, specifies the timing of awards or sets forth the formula that determines the amount, price and timing of awards may be amended more than once every six months, except to comply with changes in the Code, or the Employee Retirement Income Security Act, as amended ("ERISA"), or the rules thereunder.

3.4  TAX WITHHOLDING:

     (a) The Corporation shall have the power to withhold, or require a Director to remit to the Corporation, an amount sufficient to satisfy any withholding or other tax due from the Corporation with respect to any amount payable and/or shares issuable under the Plan, and the Corporation may defer such payment or issuance unless indemnified to its satisfaction.


     (b) Subject to the consent of the Board of Directors, due to the exercise of an Option, a Director may make an irrevocable election (an "Election") to: (A) have shares of Common Stock otherwise issuable hereunder withheld; or (B) tender back to the Corporation shares of Common Stock received; or (C) deliver back to the Corporation previously acquired shares of Common Stock of the Corporation having a Fair Market Value sufficient to satisfy all or part of the Director's estimated tax obligations associated with the transaction. Such Election must be made by a Director prior to the date on which the relevant tax obligation arises (the "Tax Date"). The Board of Directors may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Option under this Plan that the right to make Elections shall not apply to such Option.

3.5  DEFINITION OF FAIR MARKET VALUE:

     The term "Fair Market Value" as it relates to Common Stock on any given date means: (a) the mean of the high and low sales prices of the Corporation's Common Stock as reported on any national exchange on which the Common Stock is traded; or (b) if the Common Stock is not listed on any national stock exchange, the mean of the high and low sales prices of the Corporation's Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (or, if not so reported, by the system then regarded as the most reliable source of such quotations) or, if there are no reported sales on such date, the mean of the closing bid and asked prices as so reported; or (c) if the Common Stock is listed on a national exchange or quoted in the domestic over-the-counter market, but there are no reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (a) or (b) above using the reported sale prices or quotations on the last previous date on which so reported; or
(d) if none of the foregoing clauses apply, the fair value as determined in good faith by the Corporation's Board of Directors consistently with the provisions of Section 2.3.

3.6  PLAN NOT EXCLUSIVE:

     The adoption of the Plan shall not preclude the adoption by appropriate means of any other stock option or other incentive plan for Directors.

3.7  LISTING, REGISTRATION AND LEGAL COMPLIANCE:

     Each Option shall be subject to the requirement that if at any time counsel to the Corporation shall determine that the listing, registration or qualification thereof or of any shares of Common Stock or other property subject thereto upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise, with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the award of such Option or the issue, delivery or purchase of shares of Common Stock or other property thereunder, no such Option may be exercised or paid in Common Stock or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Corporation, and the holder of the award will supply the Corporation with such certificates, representations and information as the Corporation shall request and shall otherwise cooperate with the Corporation in effecting or obtaining such listing, registration, qualification, consent, approval or other action. The Corporation may at any time impose any limitations upon the exercise, delivery or payment of any Option which, in the opinion of the Board of Directors, are necessary or desirable in order to cause the Plan or any other plan of the Corporation to comply with Rule 16b-3. If the Corporation as part of an offering of securities or otherwise, finds it desirable because of foreign, federal or state legal or regulatory requirements to reduce the period during which Options may be exercised, the Board of Directors may, without the holders' consent, so reduce such period on not less than 15 days written notice to the holders thereof.

3.8  RIGHTS OF DIRECTORS:

     Nothing in the Plan shall confer upon any Director any right to serve as a Director for any period of time or to continue his present or any other rate of compensation.

3.9  REQUIREMENTS OF LAW; GOVERNING LAW:

     The granting of Options under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois. The provisions of this Plan shall be interpreted so as to comply with the conditions or requirements of Rule 16b-3 under the Exchange Act, unless a contrary interpretation of any such provision is otherwise required by applicable law.




                                  EXHIBIT 5


                        OPINION OF SHAPIRO & OLANDER



                      [LETTERHEAD OF SHAPIRO & OLANDER]


April 20, 1999

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523

     Re:  Inland Real Estate Corporation
          Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Inland Real Estate Corporation, a Maryland corporation (the "Company"), in connection with the shares of common stock (the "Shares") to be issued by the Company upon the exercise of options granted by the Company under the Amended and Restated Inland Real Estate Corporation Independent Director Stock Option Plan (the "Plan")

     For purposes of this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Second Articles of Amendment and Restatement, as amended to date; (ii) records of the proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; and (iii) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.

     Our opinions, as hereinafter expressed, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws no or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought.

     We are admitted to the practice of law only in the State of Maryland and, accordingly, we do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to the laws of jurisdictions other than the laws of the State of Maryland.

     On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that the Shares when issued in accordance with the Plan for the consideration set forth therein, will be validly issued, fully-paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                       Respectfully submitted,

                                       SHAPIRO & OLANDER





                                  EXHIBIT 23.1


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





                            [LETTERHEAD OF KPMG LLP]




                              Consent of KPMG LLP


The Board of Directors
Inland Real Estate Corporation:


We consent to the incorporation by reference in the registration statement (No. 333-________) on Form S-8 of Inland Real Estate Corporation of our report dated January 29, 1999, except as to note 13 which is dated as of March 17, 1999, relating to the consolidated balance sheets of Inland Real Estate Corporation as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998 and the related financial statement schedule, which report appears in the December 31, 1998, annual report on Form 10-K of Inland Real Estate Corporation.


KPMG LLP



Chicago, Illinois
April 19, 1999